SETTLEMENT AGREEMENT

This Settlement Agreement (this "Agreement") is entered into as of March 6, 2023, by and between (i) Altitude International Holdings, Inc., a New York corporation ("Altitude"), Trident Water, LLC, a Florida limited liability company ("Trident"), and Altitude Hospitality LLC, a Florida limited liability company ("Hospitality"; Altitude, Trident and Hospitality, each, a "Borrower" and together, the "Borrowers"); (ii) the other Loan Parties party hereto; (iii) each Lender party hereto; and (iv) FVP Servicing, LLC, a Delaware limited liability company (in its capacity as administrative agent for the Lenders, the "Administrative Agent").

A. The Borrowers have borrowed funds pursuant to that Amended and Restated Loan Agreement, dated as of September 2, 2022 (as supplemented by that certain Acknowledgment and Consent Agreement, dated as of December 16, 2022, and as further amended, modified or supplemented from time to time, the "Loan Agreement"), by and among the Administrative Agent, the Borrowers, the other Loan Parties party thereto and the Lenders party thereto. In connection with the closing of the Loan Agreement, the Parties also entered into several other related agreements collectively comprising the "Loan Documents" (as defined in the Loan Agreement).

B. As of the date hereof, the aggregate outstanding principal, accrued unpaid interest and fees due and owing by Borrowers to Lenders under the Loan Documents is $19,005,476.11, as more particularly set forth on Schedule 1 (the "Existing Debt"). The Existing Debt does not include contingent indemnification obligations not yet due and owing under the Loan Documents or any amounts accruing after the date of this Agreement.

C. Pursuant to that certain letter, dated as of December 8, 2022, by the Administrative Agent to Altitude, the Administrative Agent has provided written notice to the Borrowers that an Event of Default has occurred and exists under the Loan Documents as a result of the Borrowers' failure to pay all outstanding principal of the Original Loan and all accrued, unpaid interest thereon, on the Original Loan Maturity Date (such Event of Default, together with the additional Events of Default described on Schedule 2 attached hereto, all of which have occurred and are continuing as of the date hereof, collectively, the "Existing Defaults").

D. The Existing Defaults entitle the Administrative Agent to immediately enforce all the remedies set forth in the Loan Documents, including against the Collateral securing the Existing Debt.

E. Altitude owns 100% of the issued and outstanding membership interests in Hospitality (the "Membership Interests"), which Membership Interests constitute Collateral.

F. Altitude has agreed to assign 100% of the Membership Interests to the Administrative Agent, or to its designee, and the Administrative Agent, or its designee, has agreed to accept the assignment of 100% of the Membership Interests (the "Membership Assignment"), in consideration for and partial satisfaction of the Existing Debt in the amount of $18,255,476.11 (the "Existing Debt Paydown") and in exchange for the waiver of the Existing Defaults, as further detailed herein.

G. Pursuant to that certain Loan Agreement dated of even date herewith by and among Borrowers, the other Loan Parties party thereto, Administrative Agent and the Lenders party thereto, the Lenders have agreed to provide an additional term loan in the original principal amount of $750,000 (the "New Loan"), the proceeds of which shall be applied to the prepayment in full of the remaining balance of the Existing Debt owed by the Borrowers under the Loan Agreement. Upon the closing of the New Loan and the repayment of the Existing Debt, and subject in all respects to Section 6 hereof, the Obligations under the Loan Documents (other than any contingent indemnification obligations for which no claim has

arisen, and any other obligations which, pursuant to the terms of the Loan Documents, expressly survive the repayment of the Loan (as defined in the Loan Agreement)) shall be satisfied in full and the Loan Documents shall terminate (subject to the foregoing reservations).

H. As of the date of the execution and delivery of this Agreement, except as explicitly provided herein, the Administrative Agent and the Lenders have not waived, forgiven or excused, and by this Agreement are not waiving, forgiving or excusing, any defaults, events of default, Defaults or Events of Default other than the Existing Defaults, by whatever nomenclature, under the Notes, the Loan Agreement or any of the other Loan Documents, existing as of the date of the execution and delivery of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

2. Acknowledgement of Liability. As of the date of this Agreement (and prior to giving effect to the Existing Debt Paydown and the New Loan), the Loan Parties owe the Lenders an amount equal to the Existing Debt, Existing Debt Paydown upon the Effective Date (as defined below). Each Loan Party, except Hospitality, forever waives and relinquishes any and all claims, set-offs or defenses such Loan Party may now have with respect to the payment of sums due to Lenders and the performance of other obligations under the Loan Documents. Each Loan Party acknowledges that, as provided by Section 2.4(a) of the Loan Agreement, the Lenders have elected to charge interest at the Default Rate beginning as of November 30, 2022 and continuing through the Effective Date of this Settlement Agreement. The security interests granted to the Administrative Agent, for its benefit and for the benefit of the Lenders, pursuant to the Loan Documents in the Collateral shall remain perfected, first priority liens, other than the Membership Interests following the Membership Assignment.

3. Ratification of the Administrative Agent's First Priority Security Interest in Collateral. Each Loan Party hereby confirms and ratifies the Administrative Agent's first priority lien and security interest in and to all of the Collateral, other than the Membership Interests following the Membership Assignment. Each Loan Party shall execute such security agreements, pledge agreements, financing statements and other documents as the Administrative Agent may from time to time reasonably request to carry out the terms of this Agreement and the other Loan Documents.

4. Representations, Warranties and Covenants. Each Loan Party hereby represents and warrants that:

(a) To each Loan Party's knowledge, with the exception of the Existing Defaults set forth herein, no Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under any of the Loan Documents, other than the Existing Defaults.

(b) Altitude owns 100% of the Membership Interests, free and clear of any Liens (other than Liens granted pursuant to the Loan Documents), which Membership Interests have been validly acquired by Altitude, were validly issued, and are fully paid and non-assessable. The Membership Interests are not evidenced by certificates. Upon the effectiveness of the Membership Assignment, Manager Resignation (as defined below), and Member Consent (as defined below), all economic and management rights of Altitude with respect to Hospitality will be transferred and assigned to Administrative Agent or its designee, and neither Altitude nor any other Loan Party shall retain or assert any economic or management rights with respect to Hospitality.

(c) Each Loan Party has disclosed to the Administrative Agent all material assets and liabilities of Hospitality of which it is aware. To each Loan Party's knowledge, except as disclosed on Schedule 4(c), no action, suit, litigation, investigation or proceeding is pending or threatened by or against Hospitality.

(d) Due to the Existing Defaults, the Administrative Agent has the right, power and authority to exercise remedies under the Loan Documents including, among other things, to foreclose on the Membership Interests.

(e) Other than Hospitality, no Loan Party owns or controls any material asset (including documentation), or is party to any executory contract or unexpired lease, necessary or desirable to the operation of Hospitality's business and, to the extent the Administrative Agent determines, in its sole and absolute discretion, that material assets (including documentation, executory contracts, or unexpired leases) necessary or desirable to the operation of Hospitality's business are in the possession or control of any Loan Party other than Hospitality, such Loan Party shall promptly transfer and/or assign such assets (including documentation) to the Administrative Agent or its designee, and shall take all actions requested by the Administrative Agent to effectuate such transfer and/or assignment.

(f) The Administrative Agent has not at any time directed or participated in any aspect of the management of such Loan Party or the conduct of such Loan Party's business. Such Loan Party has made all business decisions independently of the Administrative Agent, and the Administrative Agent has limited its actions to those solely of a lender of money.

(g) This Agreement is, and each other Loan Document to which it is or will be a party, when executed and delivered by such Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law), and such Loan Party consents to the terms hereof and the transactions contemplated hereby.

(h) Each of the representations and warranties made by such Loan Party set forth in this Agreement, the Loan Agreement, after giving effect hereto, and the other Loan Documents to which it is a party (i) that is qualified by materiality are true and correct, and (ii) that is not qualified by materiality, are true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

(i) The execution and delivery by such Loan Party of this Agreement, the performance by such Loan Party of its obligations hereunder and the performance of such Loan Party under the Loan Agreement, (i) have been duly authorized by all necessary organizational action on the part of such Loan Party and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or by-laws or limited liability company agreement or limited partnership agreement of such Loan Party, (B) constitute a violation by such Loan Party of any Applicable Law, statute, regulation or ordinance of any Government, or any agency thereof, or (C) constitute a breach by such Loan Party of any material contract or lease (after giving effect to the execution of the documents specified in Section 9 hereof).

(j) The Loan Parties represent and warrant that the payments, transfers, commitments and obligations by the Loan Parties under this Agreement are made and incurred for adequate consideration

in light of the substantial risk, delay, and expense of threatened litigation of the disputes resolved hereby, and cannot be set aside, avoided or recovered in any Insolvency Proceeding, including the provisions of Chapter 5 of the Bankruptcy Code or any similar provisions of applicable state law. The Loan Parties further agree that this provision will be binding upon any successor in interest, including any trustee, assignee, receiver, custodian, conservator, administrator or debtor in possession in any Insolvency Proceeding. "Insolvency Proceeding" shall mean the winding-up, dissolution or administration of a company under applicable law, the filing of a petition for relief under Title 11 of the United States Code, liquidation, or other judicial or administrative proceeding, in which the assets and affairs of a company or individual are subject to control or supervision by a court for the purposes of reorganization or liquidation, including, but not limited to, an assignment for the benefit of creditors or a receivership.

(k) The Loan Parties represent and warrant that, based on the financial condition of the Loan Parties as of the Effective Date, both before and after consummating the transactions and incurring the obligations and liabilities incurred under this Agreement, (i) the fair saleable value of each Loan Party's respective assets exceeds the amount that will be required to be paid on or in respect of such Loan Party's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) each Loan Party's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by such Loan Party, projected capital requirements and capital availability thereof, (iii) the current cash flow of each Loan Party, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid, (iv) each Loan Party does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt), and (v) no Loan Party has any knowledge of any facts or circumstances which lead it to believe that it will commence any Insolvency Proceeding within one year from the Effective Date.

(l) Each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed (after giving effect to any extensions granted with respect thereto) and has paid or caused to be paid all federal and state income Taxes and other material Tax required to have been paid by it, except (i) taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. No Liens have been filed, and no claims are being asserted, with respect to any such taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Laws in connection with the transfer of the Project (as defined in the Disbursement Agreement) to the applicable Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Laws in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Security Documents, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Project have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Policy (as defined in the Store Purchase and Sale Agreement). There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Project, nor are there any contemplated improvements to the Project that may result in such special or other assessments.

(m) Hospitality has a collective bargaining agreement with the Teamsters Union in respect to certain of its employees, a true and correct copy of which has been delivered to Administrative Agent prior to the date hereof. Hospitality is in compliance and has been in compliance since its inception preceding the date hereof in all material respects with all applicable Laws relating to employment or termination of employment, including those related to hiring practices, wages, hours, compensation, terms

and conditions of employment and termination, workplace health and safety, discrimination or harassment (including sexual harassment and all training requirements), retaliation, human rights, pay equity, wage and hour (including minimum wage), overtime, notice of termination, classification of workers (i.e., as employees versus independent contractors, or as exempt versus non-exempt employees), leave of absence requirements, immigration, collective bargaining, labor relations, and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority. Hospitality has paid in full to all employees or adequately accrued for, in accordance with GAAP consistently applied, all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees through the pay period preceding the date hereof. There have not been since inception any Claims with respect to hiring practices, wages, hours, compensation, terms and conditions of employment or termination of employment, harassment (including sexual harassment), workplace health and safety, discrimination, retaliation, human rights, pay equity, misclassification, immigration, collective bargaining, labor relations, withholdings, or payment of wages, salary or overtime pay that has been asserted or is now pending (regarding which Hospitality or such Loan Party has received notice) or, to such Loan Party's knowledge, threatened before any Governmental Authority, and no material audit or investigation by any Governmental Authority is currently pending (regarding which Hospitality or such Loan Party has received notice) or, to such Loan Party's knowledge, threatened. All persons employed by Hospitality are employees at will or otherwise employed such that Hospitality may lawfully terminate their employment at any time, with or without cause, without creating any material cause of action against Hospitality or otherwise giving rise to any material liability of Hospitality for wrongful discharge, breach of contract or tort or any other similar cause at law or in equity. Hospitality has in its files a U.S. Citizenship and Immigration Services Form I-9 that was validly and properly completed and, if necessary, that has been properly updated, in accordance with applicable Law for each current or former employee of Hospitality with respect to whom such form is required to be maintained by Hospitality under applicable Law. Hospitality has not knowingly hired or continued to employ unauthorized workers. Hospitality has not used the services of any individual through a staffing agency, contract or subcontract knowing that the individual was an unauthorized worker. Hospitality is not a party to, and is not bound by, and has no obligation under any agreement, plan, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). No Person is entitled to receive any "gross-up," indemnity, reimbursement, or other payment from Hospitality in the event that the excise tax of Section 4999(a) of the Code is imposed on such Person. There is no contract to which Hospitality is a party or has any obligation thereunder and covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code. Hospitality has no obligation to indemnify any Person for violation of any employment law or for the violation of any restrictive covenant, and to such Loan Party's knowledge, no Person is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar contracts in conflict with such employee's work for Hospitality.

5. Membership Assignment. Altitude hereby assigns 100% of the Membership Interests to the Administrative Agent or its designee and shall execute and deliver on the Effective Date all necessary documentation requested by the Administrative Assignment to effectuate such Membership Assignment, including the assignment attached hereto as Exhibit A. In connection with the Membership Assignment, the parties hereto acknowledge and agree that the manager of Hospitality shall resign through the execution of the resignation letter attached hereto as Exhibit B (the "Manager Resignation"), and Administrative Agent or its designee shall appoint a successor manager pursuant to the written consent attached hereto as Exhibit C (the "Member Consent").

6. Existing Debt Paydown.

(a) In consideration for the Membership Assignment and upon the Effective Date, the Existing Debt shall be reduced by $18,255,476.11 (the "Partial Satisfaction Amount"), and upon the closing

of the New Loan and the repayment of the remaining balance of the Existing Debt, and subject in all respects to this Section 6, the Obligations under the Loan Documents (other than any contingent indemnification obligations for which no claim has arisen, and any other obligations which, pursuant to the terms of the Loan Documents, expressly survive the repayment of the Loan (as defined in the Loan Agreement)) shall be satisfied in full and the Loan Documents shall terminate (subject to the foregoing reservations).

(b) Notwithstanding the foregoing, the Administrative Agent and the Lenders may still utilize, advance, and assert that the Existing Debt includes the Partial Satisfaction Amount for defensive purposes against non-parties to this Agreement, including any bankruptcy trustee, assignee for the benefit of creditors, debtor in possession, or creditor of any Loan Party, who attempts to challenge the settlement or the transactions under this Agreement as a fraudulent, preferential, or voidable transfer or attempt to otherwise unwind or challenge the settlement or any transaction pursuant to this Agreement.

(c) If the Administrative Agent, the Lenders, or any one of them shall be obligated in connection with any Insolvency Proceeding to repay to any Loan Party, or to any trustee, receiver, creditor of, estate of, or other representative of any of them, any amounts previously paid to the Administrative Agent or the Lenders, or to return any other consideration provided to the Administrative Agent or the Lenders under this Agreement, the Partial Satisfaction Amount shall be deemed reinstated to the extent of that repayment or return of consideration by the Administrative Agent or the Lenders. Moreover, if any claim is asserted against the Administrative Agent, the Lenders, or any of them in connection with any Insolvency Proceeding initiated by or against any Loan Party to recover any payment made to or other consideration received by the Administrative Agent and/or Lenders under this Agreement, the Loan Parties shall be jointly and severally liable to the Administrative Agent and the Lenders under this Agreement for all attorneys' fees, costs and expenses and other amounts incurred by the Administrative Agent and the Lenders in connection with such claims, whether litigated or not, and any amounts repaid or consideration returned by the Administrative Agent and the Lenders in connection with such claims, whether through settlement, after judgment or otherwise.

7. [Reserved].

8. Waiver of Existing Defaults. The Administrative Agent hereby waives the Existing Defaults, provided that each of the Loan Parties represents and warrants to the Administrative Agent that, except for as disclosed herein, (i) there are no currently existing defaults or Events of Default except as disclosed herein, (ii) no action, or inaction, has occurred which would, with the passage of time, or the giving of notice, or both, constitute an Event of Defaults, (iii) the representations and warranties contained in the Loan Documents are true and correct as of the date of this Agreement, and (iv) the Loan Documents, and the obligations of the Loan Parties thereunder, remain in full force and effect, subject to no defenses, setoffs, claims or counterclaims.

The waiver provided in this Agreement (i) is strictly limited to the waiver of the Existing Default, and except as expressly set forth in this Agreement, all of the other terms, provisions, and conditions of the Loan Documents shall remain in full force and effect, (ii) shall not extend nor be deemed to extend to any other covenant breach, negative covenant breach or Event of Default (collectively, "Prohibited Action") that may arise after the date of this Agreement under any Loan Document, whether similar or dissimilar to the matters waived or modified in this agreement, (iii) shall not impair, restrict, or limit any right or remedy of the Administrative Agent with respect to any Prohibited action that may now exist or arise after the date of this Agreement under any Loan Document, and (iv) shall not constitute any course of dealing or other basis for altering any obligation of the Loan Parties or any right, privilege, or remedy under any Loan Document.

9. Conditions Precedent. This Agreement shall not be effective unless and until the occurrence of each of the following (such date, the "Effective Date"): (i) the Membership Assignment Agreement, Manager Resignation and Member Consent are each executed and delivered to the satisfaction of the Administrative Agent, in its sole discretion; (ii) the documents, instruments and agreements evidencing the New Loan have been executed and delivered to the satisfaction of the Administrative Agent; (iii) all necessary and relevant documents associated with Hospitality and relating to Store Capital Acquisitions, LLC and Wyndham Hotels & Resorts have been executed and delivered to the satisfaction of the Administrative Agent; (iv) a lease agreement or side letter regarding the lease terms for Borrower's continued use of the facilities on the Port St. Lucie property has been signed.

10. Release.

(a) Each Loan Party acknowledges that Administrative Agent and the Lenders would not enter into this Agreement without the Loan Parties' assurance hereunder. Each Loan Party hereby absolutely discharges and releases the Administrative Agent and Lenders, any person or entity that has obtained any interest from the Administrative Agent or any Lender under the Loan Documents and each of the Administrative Agent's or Lenders' and such entity's former and present partners, stockholders, officers, directors, employees, successors, assignees, advisors, agents and attorneys (collectively, the "Released Parties") from any known or unknown claims which such Loan Party now has against the Administrative Agent or any Lender of any nature, including any claims that such Loan Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Documents or the transactions contemplated thereby, including the administration and enforcement thereof, including claims associated with this Agreement or the Membership Assignment (collectively, all of the foregoing, the "Claims"). Each Loan Party represents and warrants that it has no knowledge of any Claim by it against any Released Party or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a Claim by such Loan Party against the Released Parties which is not released hereby.

(b) Each Loan Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each of the Released Parties that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any of the Released Parties on the basis of any Claim released, remised and discharged by such Loan Party.

(c) Each Loan Party hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor or other party providing the release does not know or suspect to exist in its favor at the time of executing the release.

(d) The provisions, waivers and releases set forth in this section are binding upon each Loan Party, and such Loan Party's shareholders, agents, employees, assigns and successors in interest, and each and every party claiming rights by or through such Loan Party. The provisions, waivers and releases of this section shall inure to the benefit of the Administrative Agent, any Lender and their respective agents, employees, officers, directors, assigns and successors in interest.

(e) Each Loan Party warrants and represents that such Loan Party is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and such Loan Party has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Each Loan Party shall indemnify and hold harmless the Administrative Agent and each Lender from and against any claim, demand, damage, debt,

liability (including payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

(f) The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Agreement and the other Loan Documents, and/or the Administrative Agent's or any Lender's actions to exercise any remedy available under the Loan Documents or otherwise, including the Membership Assignment.

11. Defaults. Failure of any Loan Party to comply with their obligations under this Agreement shall constitute an Event of Default under the Loan Documents if, following five (5) days' notice from the Administrative Agent, such obligation remains unfulfilled.

12. Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall endure forever and shall survive any investigation made by or on behalf of each signatory, regardless of any actual or constructive knowledge on the part of it with respect to the truth or accuracy of any such representation or warranty.

13. Further Assurances. Each Loan Party will take such other actions as the Administrative Agent may reasonably request from time to time to accomplish the objectives of this Agreement.

14. Consultation of Counsel. Each Loan Party acknowledges that such Loan Party has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement. Each Loan Party has executed this Agreement after reviewing and understanding each provision of this Agreement and without reliance upon any promise or representation of any person or persons acting for or on behalf of the Administrative Agent or any Lender. Each Loan Party further acknowledges that such Loan Party and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration described herein.

15. Miscellaneous.

(a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Loan Parties, Administrative Agent, and Lenders and their respective successors and assigns; *provided, however*, that the foregoing shall not authorize any assignment by any Loan Party of its rights or duties hereunder.

(b) Integration. This Agreement and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement; except that the Loan Documents and any financing statements or other agreements or instruments filed by the Administrative Agent with respect to any Loan Party shall remain in full force and effect.

(c) Course of Dealing; Waivers. No course of dealing on the part of the Administrative Agent or its officers, nor any failure or delay in the exercise of any right by the Administrative Agent, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The Administrative Agent's failure at any time to require strict performance by any Loan Party of any provision shall not affect any right of the

Administrative Agent thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of the Administrative Agent.

(d) Counterparts. This Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties. Facsimile or PDF copies of signatures on this agreement shall have the same force and effect as an original.

(e) Legal Effect. Except as explicitly set forth herein, the Loan Documents remain unmodified and in full force and effect. If any provision of this Agreement conflicts with Applicable Law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

(f) Choice of Law and Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law. Jurisdiction shall lie exclusively in the State of New York. All disputes, controversies, claims, actions and similar proceedings arising with respect to this Agreement or any related agreement or transaction shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, except as provided below with respect to arbitration of such matters. THE ADMINISTRATIVE AGENT, EACH LENDER, AND EACH LOAN PARTY EACH ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR NOTE DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. LENDER PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY LOAN PARTY, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

(g) Assignment and Indemnity. Each Loan Party consents to the Administrative Agent's assignment of all or any part of the Administrative Agent's rights under this Agreement and the other Loan Documents. Each Loan Party shall indemnify and defend and hold the Administrative Agent and any assignee of the Administrative Agent's interests harmless from any actions, costs, losses or expenses (including attorneys' fees) arising out of such assignment, this Agreement and the other Loan Documents.

(h) Loan Document. This Agreement shall be a Loan Document under the Loan Agreement.

(i) Incorporation by Reference. Sections 10.1, 13.11 and 13.16 of the Loan Agreement are incorporated herein by reference, *mutatis mutandi*.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date above written.

BORROWERS:

ALTITUDE INTERNATIONAL HOLDINGS, INC.,
a New York corporation

By: ______________________
Name: Gregory C. Breunich
Title: CEO

TRIDENT WATER, LLC,
a Florida limited liability company

By: ______________________
Name: Gregory C. Breunich
Title: CEO

ALTITUDE HOSPITALITY LLC,
a Florida limited liability company

By: ______________________
Name: Gregory C. Breunich
Title: CEO

GUARANTORS:

ALTITUDE SPORTS MANAGEMENT CORP.,
a Wisconsin corporation

By: ______________________
Name: Gregory C. Breunich
Title: CEO

BREUNICH HOLDING, INC.,
a Delaware corporation

By: ______________________
Name: Gregory C. Breunich
Title: CEO

ITA-USA ENTERPRISE, LLC,
a Florida limited liability company

By: ______________________
Name: Gregory C. Breunich
Title: CEO

NORTH MIAMI BEACH ACADEMY LLC,
a Florida limited liability company

By: ______________________
Name: Gregory C. Breunich
Title: CEO

NVL ACADEMY, LLC,
a Florida limited liability company

By: ______________________
Name: Gregory C. Breunich
Title: CEO

SIX LOG CLEANING & SANITIZING LLC,
a Florida limited liability company

By: ______________________
Name: Gregory C. Breunich
Title: CEO

ALTITUDE WELLNESS, LLC,
a Florida limited liability company

By: ______________________
Name: Gregory C. Breunich
Title: CEO

ALTITUDE INTERNATIONAL, INC.,
a Wisconsin corporation

By: ______________________________
Name: Gregory C. Breunich
Title: CEO

ALTITUDE ONLINE, LLC,
a Florida limited liability company

By: ______________________________
Name: Gregory C. Breunich
Title: CEO

ADMINISTRATIVE AGENT:

FVP SERVICING, LLC

DocuSigned by:

By: Keith Lee
C82CB603EC29474...

Name: Keith Lee

Title: Manager

LENDERS:

FVP OPPORTUNITY FUND III, LP,
a Delaware limited partnership

By: FVP Fund III GP, LLC, its General Partner

DocuSigned by:

By: Keith Lee
C82CB603EC29474...

Name: Keith Lee

Title: Manager

FVP OPPORTUNITY FUND IV, LP,
a Delaware limited partnership

By: FVP Fund IV GP, LLC, its General Partner

DocuSigned by:

By: Keith Lee
C82CB603EC29474...

Name: Keith Lee

Title: Manager

GT PARTNERS PRIVATE CREDIT FUND I, LP,
a Delaware limited partnership

DocuSigned by:

By: Scott Warner
9DB0E33ABB6249E...

Name: Scott Warner

Title: Authorized Signatory

GT PARTNERS MONTEREY CYPRESS FUND, LP,
a Delaware limited partnership

DocuSigned by:

By: Scott Warner
9DB0E33ABB6249E...

Name: Scott Warner

Title: Authorized Signatory

Schedule 1

Cumulative Amounts Due as of the Date of the Settlement Agreement

To be fully settled upon execution of the Settlement Agreement and New Note

Date		**2/22/2023**
Principal – Original Loan	$	3,250,000.00
Principal – Growth Loan	$	15,319,351.59
Original Loan – Accrued Interest	$	37,916.67
Growth Loan – Accrued Interest	$	113,202.76
Growth Loan – Accrued PIK Interest	$	44,681.44
Admin Fees	$	5,416.06
Accrued Legal Fees	$	134,907.60
Accrued Expenses	$	100,000.00
Total	**$**	**19,005,476.11**

Schedule 2

Existing Events of Default

The Loan Parties did not (i) deliver a"springing" deposit account control agreement with each applicable depositary bank at which a deposit account of the Loan Parties is held as and when required pursuant to the Loan Agreement, (ii) provide all required Collateral Access Agreements as and when required pursuant to the Loan Agreement or (iii) repay the interest reserve advance of $377,483.34 due under that certain Interest Reserve Disbursement Letter dated September 2, 2022, and each of the foregoing constitutes an Event of Default pursuant to the Loan Agreement.

Schedule 4(c)

Pending or Threatened Litigation

[see attached]

Exhibit A

Membership Assignment Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment"), dated as of March 6, 2023, is made and entered into by and between Altitude International Holdings, Inc., a New York corporation ("Assignor") and Sandpiper Bay Resort Holdings, LLC, a Florida limited liability company ("Assignee"), effective as of the date hereof (the "Closing Date"). All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Settlement Agreement (as defined below).

RECITALS

A. Assignor and an Affiliate of Assignee are parties to that certain Settlement Agreement, dated as of the date hereof, by and between (i) Assignor, (ii) FVP Servicing, LLC, a Delaware limited liability company, and (iii) the other Borrowers, Loan Parties and Lenders identified therein (as may be amended, amended and restated, supplemented, or otherwise modified from time to time, the "Settlement Agreement");

B. Assignor owns 100% of the issued and outstanding membership interests (the "Membership Interests") in Altitude Hospitality LLC, a Florida limited liability company ("Altitude Hospitality"), free and clear of any Liens (except Liens granted pursuant to the Loan Documents); and

C. Assignor now desires to assign to Assignee, and Assignee desires to receive from Assignor, 100% of the Membership Interests on the Closing Date, on the terms and subject to the conditions set forth in the Settlement Agreement and this Assignment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements considered herein and in the Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Conveyance and Assignment. For good and valuable consideration as set forth in the Settlement Agreement, effective as of the Closing Date and subject to the terms of the Settlement Agreement and this Assignment, Assignor hereby sells, assigns, transfers, delivers and conveys to Assignee all of Assignor's legal, economic, beneficial and other rights, title and interest in and to the Membership Interests, free and clear of any Liens.

2. Acceptance of Assignment. Effective as of the Closing Date and subject to the terms of the Settlement Agreement and this Assignment, Assignee hereby accepts the sale, assignment, transfer, delivery and conveyance of the Membership Interests and agrees to be bound by all of the provisions of the Organizational Documents of Altitude Hospitality with respect to such Membership Interests, which may be amended by Assignee after the Closing Date in accordance therewith.

3. Sole Member of Altitude Hospitality. As of the Closing Date, (i) Assignee shall be admitted as and shall become the sole member of Altitude Hospitality, and (ii) Assignor shall cease to be a member of Altitude Hospitality and shall cease to have or exercise any right or power as a member thereof or with respect to the Membership Interests.

4. Further Assurances. Assignor covenants and agrees to execute and deliver such further documents and instruments and to cooperate and take such further actions from and after the Closing Date as may be reasonably necessary or desirable and reasonably requested by Assignee to give effect to this Assignment and the transactions contemplated hereby.

5. Miscellaneous. The terms and conditions of the Settlement Agreement are hereby incorporated into this Assignment, *mutatis mutandis*, and made a part hereof as though fully set forth herein.

6. Settlement Agreement; Conflict. This Agreement is subject to the provisions of the Settlement Agreement. This Assignment shall not enlarge, restrict, add to, detract from or otherwise limit or modify any of the separate representations, warranties, covenants or other obligations of the parties under the Settlement Agreement. To the extent that this Assignment conflicts in any manner with the Settlement Agreement, the Settlement Agreement shall control.

[*The remainder of the page left intentionally blank.*]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date hereof.

Assignor:

Altitude International Holdings, Inc.,
a New York corporation

By: ______________________________
Name: Gregory C. Breunich
Title: Chief Executive Officer

Assignee:

Sandpiper Bay Resort Holdings, LLC
a Florida limited liability company

By SBR Sponsor, LLC, its Manager

DocuSigned by:

By: ______________________________
C82CB603EC29474...
Name: Keith Lee
Title: Authorized Signatory

<u>Exhibit B</u>

Manager Resignation

RESIGNATION OF MANAGER

The undersigned Gregory C. Breunich is the manager of Altitude Hospitality LLC, a Florida limited liability company ("Company"), pursuant to that certain Limited Liability Company Operating Agreement dated August 30, 2022, as restated and amended by that certain Restated and Amended Limited Liability Company Operating Agreement dated August 31, 2022.

Gregory C. Breunich hereby resigns as manager of Company effective as of the date set forth below, and shall give notice of such resignation to all of the members of Company.

Dated: March 6, 2023

Gregory C. Breunich

By: ______________________________

Name: Gregory C. Breunich

Exhibit C

Member Consent

WRITTEN CONSENT OF THE SOLE MEMBER OF

ALTITUDE HOSPITALITY LLC

March 6, 2023

The undersigned, as the sole member of Altitude Hospitality LLC, a Florida limited liability company (the "Company"), acting pursuant to the terms of that certain Limited Liability Company Operating Agreement dated August 30, 2022, as restated and amended by that certain Restated and Amended Limited Liability Company Operating Agreement dated August 31, 2022 (collectively, the "Operating Agreement"), hereby consents to the adoption of the following resolutions and to the taking of the actions described herein as of the date hereof (the "Effective Date").

WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated as of the date hereof, by and between Altitude International Holdings, Inc., a New York corporation, as the former sole member of the Company, and Sandpiper Bay Resort Holdings, LLC a Florida limited liability company became the sole member of the Company.

WHEREAS, pursuant to Section 10 of the Operating Agreement, the business and affairs of the Company are managed by Gregory C. Breunich.

WHEREAS, Sandpiper Bay Resort Holdings, LLC desires to remove Gregory C. Breunich as manager of the Company and appoint SBR Sponsor, LLC (the "New Manager") as manager of the Company.

NOW THEREFORE, the undersigned, as sole member of the Company, hereby adopts the following resolutions, each effective as of the Effective Date:

RESOLVED, that Gregory C. Breunich is hereby dismissed from his role as manager of the Company and the New Manager is hereby appointed as manager of the Company.

FURTHER RESOLVED, that the New Manager will have all of the rights of manager of the Company under the Operating Agreement and applicable law.

FURTHER RESOLVED, the authority of all officers and directors of the Company, other than the New Manager, is suspended pending further written notice from the New Manager.

FURTHER RESOLVED, that the New Manager is authorized and directed to do, or cause to be done, such other acts and things, including, without limitation, the execution and delivery of any consent, document, certificate, agreement or instrument as the New Manager may deem necessary, proper or advisable to effectuate the purposes and carry out the foregoing resolutions, the doing of any such act or thing and the execution and delivery of any such writing to be conclusive evidence that the same has been authorized, approved and adopted hereby.

This consent shall be filed with the records of the Company and for all purposes be treated as a legally binding action taken by the sole member of the Company as of the date hereof.

[*The remainder of the page left intentionally blank.*]

IN WITNESS WHEREOF, the undersigned, as the sole member of the Company, has signed this consent as of the date first written above, which signature will be deemed an original.

Sandpiper Bay Resort Holdings, LLC
a Florida limited liability company

by SBR Sponsor, LLC, its Manager

DocuSigned by:
Keith Lee
C82CB603EC29474...

By: ______________________________
Name: Keith Lee
Title: Authorized Signatory